Exhibit 5.1



              [Letterhead of Piliero Goldstein Kogan & Miller, LLP]


                                                     August 1, 2005



Catcher Holdings, Inc.
39526 Charlestown Pike
Hamilton, VA 20158

         Re:      Registration Statement on Form SB-2

Gentlemen:

                  We have acted as counsel to Catcher Holdings, Inc. a Delaware corporation (the "Company") with respect to its Registration Statement on Form SB-2 ("Registration Statement") relating to shares of its Common Stock (the "Shares"), namely: (i) outstanding shares of Common Stock held by certain selling stockholders of the Company listed in the Registration Statement, and
(ii) shares of Common Stock to be offered upon exercise of Series A Warrants and Series B Warrants and certain other outstanding Warrants held by selling stockholders listed in the Registration Statement (together, the "Warrants").

                  We have reviewed a certified copy of the Company's Certificate of Incorporation, as amended, and copies of its By-laws as amended, the Warrants, the minutes of the relevant corporate proceedings, certificates from the Company and former board members of the Company and such other documents as we deemed pertinent to this opinion. We have assumed the conformity to originals of documents purporting to be copies of originals, the authenticity and completeness of all original documents reviewed by us in original or copy form and the genuineness of all signatures.

                  We have assumed the accuracy of the information set forth in the Registration Statement without an independent investigation. We call your attention to the fact that, for purposes of this opinion, we are licensed to practice law in the State of New York and we do not purport to practice law in any other jurisdiction.

                  Based on the foregoing, it is our opinion that (a) the currently outstanding Shares are validly issued, fully paid and nonassessable and (b) upon issuance of the Shares issuable upon exercise of the Warrants against payment of the exercise price in accordance with the terms of such Warrants, such Shares will be validly issued, fully paid and non-assessable.

                  We are furnishing this opinion solely to you. It may not be relied upon by any other person, or for any other purpose, or used, circulated, quoted or otherwise referred to for any other purpose.

                  We hereby consent to the reference to our firm under the caption "Legal Matter" in the prospectus and the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                       /s/ Piliero Goldstein Kogan & Miller, LLP